UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2016

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14624 N. Scottsdale Road, Suite #300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking” statements, including, without limitation, those that involve risks and uncertainties, including statements regarding the expected terms of the Exchange Offer (as defined herein) and other transactions contemplated by the Restructuring Support Agreement (as defined herein). These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the filings of the Company (as defined herein) with the Securities and Exchange Commission and other factors discussed herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this current report on Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.

Additional Information

This current report on Form 8-K does not constitute an offer to purchase or sell any securities or the solicitation of an offer to exchange any securities, nor will there be any purchase, sale or exchange of any securities in any state or other jurisdiction in which such offer, solicitation or sale or exchange would be unlawful prior to the registration or qualification of any such securities or offer under the securities laws of any such state or other jurisdiction.

Item 1.01.	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On March 11, 2016, Nuverra Environmental Solutions, Inc. (the “Company”) entered into a Restructuring and Support Agreement (the “Restructuring Support Agreement”) with holders of more than 80% (the “Supporting Holders”) of its 9.875% Senior Notes due 2018 (the “2018 Notes”) to implement a proposed debt restructuring and recapitalization plan (the “Restructuring”).

Pursuant to the terms and conditions of the Restructuring Support Agreement, the Restructuring contemplates the following transactions:

Exchange Offer

The Company will commence an exchange offer (the “Exchange Offer”) for any and all outstanding 2018 Notes, with the exception of $31.4 million principal amount of 2018 Notes owned by an entity controlled by Mark D. Johnsrud, the Company’s Chairman and Chief Executive Officer, for new Senior Secured Second Lien Notes Due 2021 (the “2021 Notes”) issued at par value, with the following material terms:

•	Maturity will be April 15, 2021.

•	The 2021 Notes will be secured by junior liens on substantially the same collateral as the Company’s existing revolving credit facility (the “Credit Agreement”). The 2021 Notes will rank equal in right of payment to all senior indebtedness and senior to all subordinated indebtedness of the Company.

•	Interest will be paid in kind semi-annually by increasing the principal amount payable and due at maturity and/or in cash as follows: interest payable on October 15, 2016 will be paid in kind at an annual rate of 12.5%; interest payable in 2017 will be paid 50% in kind at an annual rate of 10% and 50% in cash; interest payable on April 15, 2018 and thereafter will be paid in cash at an annual rate of 10% until maturity. The Company will pay interest on the 2018 Notes due April 15, 2016 in cash, to the extent such 2018 Notes are outstanding.

•	Certain holders of the 2018 Notes who participate in the Exchange Offer will receive an early exchange fee consisting of warrants to purchase their pro rata share of up to 10% of the Company’s then-outstanding common stock, at an exercise price of $0.01 per share.

•	The Company anticipates a closing date no later than April 25, 2016.

First-Lien Term Loan

Concurrently with the closing of the Exchange Offer and the Credit Agreement Amendment (as defined herein), the Company will enter into a new $24 million principal amount first-lien term loan due 2021 (the “Term Loan”) with the Supporting Holders. Interest on the Term Loan will be at a rate of 13% per annum to be paid in kind by increasing the principal amount payable thereunder and due at maturity. The Term Loan will be secured by junior liens on the same collateral as the Credit Agreement. Additionally, the lenders under the Term Loan will receive a commitment fee consisting of warrants to purchase up 5% of the then-outstanding common stock of the Company at an exercise price of $0.01 per share.

Proposed Amendment to Credit Agreement

In contemplation of the Exchange Offer and the Term Loan, the Company intends to enter into an amendment to the Credit Agreement (as amended by the Fifth Amendment discussed herein, the “Credit Agreement Amendment”) with Wells Fargo, National Association (the “Agent”), the lenders named therein (the “Lenders”), and the Company. Among other terms and conditions, the Credit Agreement Amendment is expected to amend the Credit Agreement as follows:

•	Reduce the maximum revolver commitments from $125 million to $100 million;

•	Replace the leverage ratio financial maintenance covenant with a new minimum EBITDA financial maintenance covenant based on a 20% cushion to the Company’s projections for the four months ending on April 30, 2016, and a 15% cushion to the Company’s projections thereafter, in each case, tested monthly.

•	Amend the definition of “borrowing base” to place a floor on the eligible equipment advance rate based on NOLV at 80%;

•	Mandatory application of proceeds from the Term Loan and the Rights Offering to pay down the facility; and

•	Additional amendments related to the transactions contemplated by the Restructuring, including without limitation amendments to the definitions of “Change of Control”, “Permitted Indebtedness” and “Permitted Liens”.

The foregoing terms related to the Credit Agreement Amendment are based on negotiations and discussions the Company has had with the Agent, the Supporting Holders and their respective advisors. Such terms are not final and are subject to change and such changes to the final terms may be material. The closing of the transactions contemplated by the Restructuring Support Agreement, including the Exchange Offer, the Term Loan, the Rights Offering (as defined herein) and the Equity Conversion (as defined herein), are conditioned upon the closing of the Credit Agreement Amendment. If the Company does not succeed in negotiating the Credit Agreement Amendment, the transactions contemplated by the Restructuring Support Agreement will not be consummated. The Company provides no assurances that it will be able to successfully consummate the Restructuring or other alternatives to restructure its existing indebtedness, in which case the Company made need to seek relief under applicable bankruptcy laws.

Equity Rights Offering

The Company will pursue an equity rights offering (the “Rights Offering”) in which all holders of common stock of the Company will be granted the right to participate. Each shareholder who participates in the Rights Offering will have the right to subscribe for its pro rata share of $5.0 million of common stock exercisable at a 20% discount to a volume-weighted market-average price per share (the “Offering Price”). The Company expects to complete the Rights Offering no later than May 2016, subject to shareholder approval of amendments to the Company’s Certificate of Incorporation to provide for the issuance of sufficient additional shares of common stock. The Company expects to hold a special meeting of shareholders in May 2016 to complete this process. The Rights Offering will be fully backstopped by Mr. Johnsrud, pursuant to which Mr. Johnsrud will receive a backstop fee of 5% payable in the form of additional common stock of the Company issued at the Offering Price.

Equity Conversion

Subsequent to shareholder approval of amendments to the Company’s Certificate of Incorporation to provide for the issuance of sufficient additional shares of common stock, the $31.4 million principal amount of 2018 Notes owned by an entity controlled by Mr. Johnsrud will be exchanged for the Company’s common stock (the “Equity Conversion”) at a conversion price equal to the Offering Price of the Rights Offering. The 2018 Notes owned by such entity will be cancelled on the closing of the Exchange Offer and Mr. Johnsrud will receive the shares of common stock into which the 2018 Notes are converted.

Net proceeds from the Term Loan and the Rights Offering will be used to pay down a portion of the outstanding balance under the Credit Agreement, which will then be available to reborrow, subject to any borrowing base limitations and compliance with other applicable terms and conditions under the Credit Agreement.

Closing of the transactions contemplated by the Restructuring is subject to the satisfaction of certain closing conditions. The Company provides no assurances that it will be able to successfully consummate the Restructuring or other alternatives to restructure its existing indebtedness, in which case the Company made need to seek relief under applicable bankruptcy laws.

The foregoing description of the Restructuring Support Agreement is only a summary and does not purport to be a complete description of the terms and conditions under the Restructuring Support

Agreement, and such description is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is attached hereto as Exhibit 10.3.

Credit Agreement Amendment

On March 10, 2016, the Company entered into a Consent and Fifth Amendment to Amended and Restated Credit Agreement (the “Fifth Amendment”) by and among the Agent, the Lenders and the Company. Under the Fifth Amendment, the Lenders consented to the inclusion of a “going concern” qualification in the opinion from the Company’s registered public accounting firm, which is included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2015. Among other amendments to the Credit Agreement, the Fifth Amendment implemented a daily cash sweep of the Company’s collection accounts, each of which shall be subject to control agreements with the Agent.

The foregoing description of the Fifth Amendment is only a summary and does not purport to be a complete description of the terms and conditions under the Fifth Amendment, and such description is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is attached hereto as Exhibit 10.1. On March 10, 2016, the Company also entered into a corresponding Third Amendment to Amended and Restated Guaranty and Security Agreement dated February 3, 2014, which amendment is attached hereto as Exhibit 10.2.

Item 7.01.	Regulation FD Disclosure.

On March 11, 2016, the Company issued a press release announcing the execution of the Restructuring Support Agreement and the proposed Restructuring, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The Company provided certain financial information to the Supporting Holders as part of the Restructuring, which is attached hereto as Exhibit 99.2 and incorporated herein by reference. The inclusion of the financial information therein should not be regarded as an indication that the Company or its affiliates or representatives consider the financial information to be a reliable prediction of future events, and the financial information should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the proposed Restructuring or how the Company’s financial condition, liquidity position or results of operations will compare to the financial information included therein, and none of them undertakes any obligation to publicly update the such financial information, including any projections, to reflect circumstances existing after the date when the financial information was made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the financial information are shown to be in error.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Consent and Fifth Amendment to Amended and Restated Credit Agreement, dated March 10, 2016, by and among Wells Fargo Bank, the lenders named therein, and the Company

10.2	Third Amendment to Amended and Restated Guaranty and Security Agreement, dated March 10, 2016, by and among the Company, certain subsidiaries of the Company named therein, and Wells Fargo Bank

10.3	Restructuring Support Agreement, dated March 11, 2016, by and among the Company, certain subsidiaries of the Company, the Supporting Holders and Mark D. Johnsrud

99.1	Press Release, dated March 11, 2016

99.2	Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: March 11, 2016	By:	/s/ Joseph M. Crabb
		Name:	Joseph M. Crabb
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consent and Fifth Amendment to Amended and Restated Credit Agreement, dated March 10, 2016, by and among Wells Fargo Bank, the lenders named therein, and the Company

10.2	Third Amendment to Amended and Restated Guaranty and Security Agreement, dated March 10, 2016, by and among the Company, certain subsidiaries of the Company named therein, and Wells Fargo Bank

10.3	Restructuring Support Agreement, dated March 11, 2016, by and among the Company, certain subsidiaries of the Company, the Supporting Holders and Mark D. Johnsrud

99.1	Press Release, dated March 11, 2016

99.2	Financial Information